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                                                                  EXHIBIT 10.24

                            SERVICE BUREAU AGREEMENT

Saville:

SAVILLE SYSTEMS INC.                         Effective Date:  September 30, 1998
One Van de Graaff Drive                      Term of Agreement:  39 months
Burlington, MA 01803

Customer:

CHOICE ONE COMMUNICATIONS INC.
333 West Commercial Street
Suite 2500
East Rochester, NY 14445

     CHOICE ONE COMMUNICATIONS INC. (the "Customer") agrees to purchase and SAVILLE SYSTEMS INC. ("Saville") agrees to furnish on the following terms and conditions the Services described herein.

1.       INTERPRETATION

         1.1      Definitions

         Unless otherwise defined, the words and phrases defined in this Agreement shall have the meanings ascribed to them herein, and the following words and terms shall have the respective meanings ascribed to them as follows:

         (a) "Base Software" means Saville's Convergent Billing Platform (CBP) AS/400 billing and record keeping computer software in existence at the date of this Agreement, but not less than Release 3.2.2, and includes any Maintenance Release (including Release 3.5 no later than when such release is first provided to any other customer of Saville) used on behalf of Customer.

         (b) "Business Day" means any day excepting a statutory holiday in the Province of Ontario, Canada, which holidays are set forth in Schedule E attached hereto, or a Saturday or a Sunday.

         (c) "Confidential Information" means all information marked "confidential", "restricted" or "proprietary" by either party and information disclosed orally, visually or otherwise by either party which is considered proprietary by such party and delivered to the party receiving such proprietary information, including, without limitation, source codes, other Software owned or licensed to, or used by either party, security measures adopted or used by either party, data processing ideas, techniques, concepts, know-how, Customer Data, and business practices which are proprietary and confidential to either party and the terms and conditions of this Agreement and all Schedules hereto.
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                                      -2-


         (d) "Critical Operation Problems" means problems with the delivery of the Services that will likely have a material negative financial impact to the Customer if not resolved and that must be resolved on an expedited basis.

         (e) "Customer Data" means all data and information, however recorded, provided to Saville by Customer to enable Saville to provide Services under this Agreement and includes computer databases and computer related data.

         (f) "Customer Site" means the site owned, controlled or leased by Customer at which the Customer Systems are located. The Customer Site is presently located at the address first written above. Customer may add, delete or change Customer Sites in the United States with Saville's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (g) "Customer Systems" means the computer facilities of Customer and includes all Software and Equipment including all minicomputers, front-end processors, workstations, computers, terminals, local area network ("LAN") servers and associated peripheral equipment, lines and cabling used for data communication between the Customer Site and the Data Center or any third party necessary to the solution.

         (h) "Data Center" means the data center of Saville described in Schedule A.

         (i) "Effective Date" in relation to this Agreement means the date first written above.

         (j) "End-User" or "End-Users" means any person or persons that Customer has authorized to access any part of the Host System.

         (k) "Equipment" means all equipment, hardware, computers and devices, whether for use for data processing or to provide telecommunications services, tools and associated operating system Software.

         (l) "Host System" means the IBM AS/400 computer and related operating system software, peripherals, and communications equipment used by Saville at the Data Center to provide Processing Services under this Agreement.

         (m) "Hours of Service" means 6:00 a.m. to midnight Eastern Standard Time or Eastern Daylight Time, as applicable, 365 days per year during which the Host System will be available to End Users in accordance with the Service Levels agreed to by the Customer and Saville.

         (n) "Maintenance Release" means any updates, changes, modifications, or enhancements made to the Base Software by Saville that are made generally available to customers of Saville at no additional charge, under Saville's maintenance program and any correction of a documented Programming Error made specifically for Customer.

         (o)  "Message"  or  "Messages"  means the  Customer  Data  representing billable or non-billable telecommunication or other services, such as long distance messages contained on the message toll tapes or other media received from time to time from Customer.
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                                      -3-

         (p) "Processing Services" means the services described in Schedule A under the heading "Processing Services".

         (q) "Programming Error" means any error in the Base Software that materially and adversely affects the operation of the Base Software due to a failure of the Base Software to conform to the Specifications therefor.

         (r) "Saville Consulting Rates" means the applicable rates and charges established by Saville from time to time for the provision of services. Such rates and charges will increase no more than eight percent (8%) per calendar year and will not exceed the rates charged by Saville to its most favored customer in the United States who purchases similar services, in similar quantities, under similar circumstances.

         (s) "Service Levels" means the service levels for Processing Services specified in Schedule B, as amended from time to time as provided for in this Agreement.

         (t) "Services" means the Processing Services, Support Services, Technical Services and such other services as Saville shall perform or be required to perform under this Agreement, as more fully described on Schedule A, but not including Software Development Services.

         (u) "Software" means computer programs and related documentation and includes application programs, operating system programs, utilities, templates, parameter tables and settings, interfaces to external programs, tools, program related data, and local area network management software and related documentation.

         (y) "Software Development Services" means the services described in Schedule C attached to this Agreement.

         (w)  "Specifications"   means,  the  associated  user  and  operations
documentation for the Base Software.

         (x) "Support Services" means the services described in Schedule A under the heading "Support Services".

         (y) "Technical Services" means the services described in Schedule A under the heading "Technical Services".

         (z) "Initial Network" means the five (5) switch network to be used by Customer to support its initial entry into the marketplace, with such network and markets to be confirmed during the Specification Study to be performed under the Customization Agreement.

         (aa) "Future Network" means that network which Customer may put into place to address new markets, which network shall not include any switch that is or was used in the Initial Network until such time as may be permitted under
Section 8.3(a) hereof.
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         1.2      Incorporation of Schedules

         (a) The following Schedules (the "Schedules"), annexed hereto, are incorporated in this Agreement and are deemed to be a part hereof:

                Schedule A - Services Description
                Schedule B - Service Levels
                Schedule C - Customization Services Agreement
                Schedule D - Pricing
                Schedule E - Ontario Holidays

          (b) The parties intend that Schedules will be amended and updated as necessary or appropriate during the term of this Agreement.

2.  PROVISION OF SERVICES

         2.1      Services

         During the term of this Agreement, Saville will provide Customer and Customer will obtain from Saville the Services, subject to the provisions hereof.

         2.2       Documentation

         Saville agrees to supply Customer with three (3) copies of the Specifications for the Base Software for use in connection with the Processing Services. Customer may make a reasonable number of copies of the Specifications for its internal use subject to the confidentiality provisions hereof.

         2.3       Capacity Planning

         From time to time, Customer and Saville shall meet to review issues pertaining to capacity planning. Customer will use reasonable efforts to provide Saville with projections concerning future traffic volumes, number of customers, and number of Messages to be processed.

         2.4        Software Development Services

         Software Development Services will not be performed by Saville unless and until Saville and Customer enter into a separate written Customization Services Agreement in the form which is attached as Schedule C hereto.

         2.5      Customer Responsibilities

         Subject to the provisions of Schedules A or B, or any other written agreement between the parties, Customer also agrees to:

         (a)  provide support and training to End Users;

         (b) provide Customer Data to Saville in a form and pursuant to a schedule to be mutually agreed to by the parties;

         (c) follow standards and security procedures reasonably required by Saville for the turnover of Customer Data to the Data Center as furnished by Saville;

         (d) not make any changes to the Customer Systems which may affect the delivery of the Services or Service Levels;

         (e) be responsible for creation and administration of application-level user access and password management security programs, and comply with Saville security procedures regarding same; and

         (f) provide all paper forms and supplies required to provide the output services described in Schedule A.

         (g) select, provide, operate, configure, support and maintain the Customer Systems.

         2.6      Customer Assistance

         Customer shall assist Saville in the performance of the Services by making available an Equipment, Software, documentation, Customer Data, information and personnel reasonably required by Saville on a timely basis. Customer shall also ensure that those of its personnel who are assigned to assist Saville are familiar with Customer's requirements and have the expertise and capabilities necessary to permit Saville to undertake and complete the Services.

         2.7      Security of Data

         During the term of this Agreement, Saville agrees to use security measures as such measures exist as at the Effective Date in respect of the facilities at the Data Center used to deliver the Processing Services, or such other measures as Saville determines will improve security in respect of such facilities. All Saville data centers currently have card controlled security access and are manned seven (7) days a week twenty-four (24) hours per day.
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     All Customer  Data is also  duplicated  off site for  additional  security.
Disaster recovery services shall be provided by a nationally recognized provider (i.e., Comdisco).

         2.8      Inspection by Customer

         Subject to Saville's reasonable access, security, and confidentiality requirements, Customer shall have the right to make visits to the Data Center to review security measures relating to Customer Data, with reasonable prior written notice during normal business hours. If deficiencies are identified by Customer, Saville shall implement such additional security practices as Saville, after due consideration, deems necessary or desirable to eliminate such deficiencies.

         2.9      Records

         Saville will keep, in accordance with U.S. generally accepted accounting principles, books and records pertaining to the Processing Services (the "Service Records"). Saville shall preserve the Service Records for a period of three (3) years after the expiration or termination of this Agreement. Saville agrees, upon request of Customer, to permit Customer to have access to the Service Records on Business Days, not more than four (4) times in any calendar year, on five (5) days' prior written notice, to determine the adequacy and accuracy thereof. Customer's right to inspect any year's Service Records shall continue for a period of two (2) years following the end of the year for which those records relate. All costs associated with such audit and storage shall be the responsibility of Customer. Notwithstanding the foregoing, Saville shall be entitled to provide copies of the Service Records in a mutually agreed to format to Customer following the expiration or termination of this Agreement. Upon doing so, Saville shall have no further obligations to Customer under this Section.

         2.10     Changes

         At any time during the term of this Agreement, Customer or Saville may request changes by submitting such requests in writing. Within a reasonable time, but in any event not more than fifteen (15) days after receiving written notice of a Customer request Saville will advise Customer whether the change can be made and the effect the change will have on this Agreement. Within a like period after receiving Saville's request for a change, Customer will notify Saville whether it authorizes the implementation of the change under the revised terms or rejects the change proposed. Pending authorization to implement changes, Saville shall proceed in accordance with the latest authorized terms of this Agreement. However, notwithstanding the foregoing, Saville shall implement changes on an equitable basis if such change requests are reasonably requested by Customer, are within the general scope of Services and do not increase Saville's costs in providing the Services, unless Customer agrees to pay all such increased costs.

3.       PRICE AND PAYMENT

         3.1      Price

         Other than charges relating to Software Development Services, which shall be governed by the Customization Services Agreement attached hereto as Exhibit C, if and when executed, Customer agrees to pay Saville's transaction fees for the Services pursuant to Schedule D hereto,
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                                      -6-


     including any minimums provided therein. If Customer requests Saville to provide Services at a place other than Saville's premises, then Customer shall be responsible for and shall reimburse Saville for all travel (coach class), lodging, meals and other reasonable out-of-pocket expenses incurred by Saville.

         3.2      Invoicing

         (a) Any payments due Saville from Customer will be invoiced and will be due and payable thirty (30) days after Customer's receipt of such invoice, which may be sent by facsimile and deemed received with confirmed answerback. If payment is delayed by Customer, other than in accordance with Section 3.2(b) below, Saville shall be entitled to charge interest at a rate equal to the lesser of: (i) eighteen (18%) per annum; or (ii) the maximum lawful interest rate under applicable law.

         (b)      All  payments  under  this  Agreement  shall  be  made in U.S.
                  Dollars, and Customer shall have the right to withhold payments for any amounts under dispute by Customer, but shall pay any other amounts invoiced that are not in dispute. If such dispute is resolved in favor of Saville, Customer shall pay interest on such disputed amount from the date it originally became due until the date it is paid to Saville at a rate equal to the lesser of (i) eighteen percent (18%) per annum; or (ii) the maximum lawful interest rate under applicable law.

         3.3      Estimated Price

         Where an estimated price is specified, it is not warranted by Saville, and it represents Saville's commercially reasonable efforts, based on information made available, to estimate the Services which will be required to accomplish the tasks described.

         3.4      Accountability

         Whenever a Saville charge is to be based on Saville's cost (such as pass-through expenses), Saville will provide to Customer, if so requested, information and documentation sufficient to substantiate Saville's costs with respect to such charge.

         3.5      Proration

         All periodic charges are to be computed on a calendar month basis, and will be prorated for any partial month, unless specifically stated otherwise.

         3.6      Taxes

         Prices are exclusive of all taxes and Customer shall pay any sales, use, goods and services, personal property, consumption, value-added or other tax and any duties or tariffs that may be assessed whether based upon the delivery, possession, sale or use of the Services or otherwise, except for tax based on the income of Saville.
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4.       OWNERSHIP

         All Customer Data, Customer Systems and Customer's Confidential Information shall be and remain the property of Customer. The Base Software, Host System, and Saville's Confidential Information shall be and remain the property of Saville.

5.       CONFIDENTIAL INFORMATION

         5.1      Confidential Obligation

         Each party acknowledges that Confidential Information will be exchanged between the parties in the course of performance of the Services hereunder. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than commercially reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Except as otherwise provided herein, each party agrees that it will not use the Confidential Information of the other party except for the purposes of this Agreement and will not disclose such Confidential Information or make it available to third persons other than to its full-time employees or consultants having a need for access to such Confidential Information in connection with their employment with such party and with respect to whom such party takes steps, no less rigorous than those it takes to protect its own proprietary information, but in any event not less than commercially reasonable means, to prevent such employees from acting in a manner inconsistent with the terms of this Agreement.

         5.2      Publicly Known Information

         Section 5.1 shall not prevent either party from disclosing or using Confidential Information which is (i) already known by the recipient party without an obligation of confidentiality, provided that the recipient party can establish that such information was already known to the recipient party, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third person, (iv) independently developed by the recipient party without use of the other party's Confidential Information, provided that the recipient party can establish that the applicable Confidential Information was independently developed by the recipient party without use of the other party's Confidential Information, (v) approved by the other party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency, regulation or law so long as the disclosing party provides the other party with notice of such requirement as soon as practicable prior to any such disclosure.

         5.3      Return of Confidential Information

         Upon written request or at the termination or expiration of this Agreement, each party will return to the other all documents and information and all copies thereof, however recorded, including but not limited to drawings, specifications, descriptions, or other papers, tapes, or any other media marked or stamped as being confidential, which contain any of the other's Confidential Information.
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                                      -8-


         5.4      Third Party Information

         Each  party  agrees  not  to  disclose  or  deliver  to the  other  any proprietary, confidential, secret or private information or intellectual property (including any Software) of any third person which it is under a duty or has contracted not to disclose, without the prior written consent of such third person.

         5.5      Loss of Confidential Information

         In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the furnishing party, the receiving party will notify the furnishing party promptly.

         5.6      Right to Perform Services for Others

         Customer recognizes that Saville is in the business of providing computer and information technology services and may perform services for other persons similar to the Services. Saville retains the right to use, and nothing shall prevent Saville from using, the ideas, concepts, methods, processes, know-how, organization, techniques or any Software or Equipment owned, leased or licensed by Saville in providing services to any third person, provided no Confidential Information of Customer is made available or released to such third person, except as may be allowed under Section 5.2.

         5.7      Enforcement of Confidentiality Obligation

         Each of Customer and Saville acknowledges and agrees that irreparable injury may result to the other party if such party breaches the provisions of this Agreement relating to Confidential Information and that damages may be an inadequate remedy in respect of such breach. Each party hereby agrees in advance that, in the event of such breach, the other party shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, to the granting of injunctive relief in such party's favor.

6.       OBLIGATIONS OF CUSTOMER

         6.1      Customer Personnel

         Customer shall from time to time provide Saville with a list of Customer employees to whom Saville may deliver data or information in the provision of Services.

         6.2      Customer Data

         Customer shall provide all Customer Data to Saville in the manner prescribed herein, in the Specifications or as the parties may agree. Saville will not be responsible or liable for any loss, damage or inconvenience suffered by Customer or by any third person arising out of Saville's inability to perform the Services to the extent due to failure of Customer to provide all necessary Customer Data when required or by reason of any deficiencies in such Customer:
Data.
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                                      -9-


         6.3      Space

         Customer agrees to provide reasonable facilities and security for Saville Equipment and Software which must reside on Customer premises, at no charge, and Customer will ensure that Saville has sufficient access to such Equipment and Software. Customer will also provide reasonable work space on Customer premises for employees of Saville who require work space to furnish the Services under this Agreement.

7.       WARRANTIES

         7.1      Quality of Services

         Saville warrants that the Services will be performed by qualified persons authorized by Saville to perform the Services, in a professional, workmanlike manner, with its reasonable best skill, diligence and care in accordance with the applicable standards currently recognized in Saville's profession and industry. To the extent not otherwise set forth herein, Saville shall be solely responsible for all means, methods, and procedures in performing the Services and for coordinating the performance of all of its obligations hereunder, whether performed by Saville or others under Saville's direction or control. In performing the Services hereunder, Saville shall comply with all applicable laws, rules, and regulations. Saville will use its reasonable best efforts to minimize any disruption or interference with the Services. For any breach of this warranty or the failure of Saville to perform Services as required by this Agreement (a "Claim"), Customer's sole and exclusive remedies and Saville's entire obligations hereunder and under this Agreement shall be to perform or re-perform the Services that are the subject of the Claim, or, if Saville is unable to re-perform the Services within a reasonable time period, to provide Customer with a refund of an amount not to exceed the lesser of the amount paid by Customer for the Services during the last twelve calendar months or $1,000,000.. The remedies in this Section 7.1 are expressly in lieu of any or all other remedies which may be available to Customer resulting from the furnishing, the failure to furnish or the quality of any Service. Saville does not wan-ant the accuracy of any data or information furnished to Customer which is created from Customer Data or Software supplied by Customer.

         7.2      Year 2000 Readiness

         Saville represents and warrants that the Base Software through which Saville shall provide the Services under this Agreement are designed to be used prior to, during, and after the calendar year 2000 A.D., and without human intervention will correctly recognize, calculate, process, sequence, store and transmit Date Data without error or interruption, including leap years, and including errors or interruptions from functions which may involve Date Data from more than one century. The term "Date Data" shall mean any data or input which includes an indication of or reference to date and that is stored information and internal to functionality. Date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence and when the date is used as a key, records will be read and written in accurate sequence. As used in the previous sentence, accurate sequence means, by way of example, that records will be read, written, and sorted in ascending order so that the year 1999 is before the year 2000. The Base Software will calculate, process, and display leap year
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                                      -10-

     information according to the following algorithm: (i) a leap year will have twenty-nine (29) days in the month of February; and (ii) a leap year occurs in all years divisible by 400 and all years evenly divisible by 4 and not evenly divisible by 100.

         7.3      Disclaimer

         THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

         7.4      Limit on Liability

         (a) FOR BREACH OR DEFAULT BY SAVILLE OF ANY OF THE PROVISIONS OF THIS AGREEMENT, SAVILLE'S ENTIRE LIABILITY, REGARDLESS OF THE FORM OF ACTION, WHETHER BASED ON CONTRACT OR TORT, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, OR THE FURNISHING, THE FAILURE TO FURNISH, OR THE QUALITY OF ANY SERVICE, SHALL IN NO EVENT EXCEED THE LESSER OF THE AMOUNT PAID BY CUSTOMER FOR THE SERVICES DURING THE LAST TWELVE CALENDAR MONTHS OR $1,000,000. NOTHING IN THIS AGREEMENT SHALL EXCLUDE OR RESTRICT SAVIELLE'S LIABILITY FOR DEATH OR PERSONAL INJURY ARISING FROM EITHER THE NEGLIGENCE OF SAVILLE OR ITS EMPLOYEES WHILE ACTING IN THE COURSE OF THEIR EMPLOYMENT.

         (b) IN NO EVENT WILL SAVILLE BE LIABLE FOR DAMAGES HEREUNDER IN RESPECT OF SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL LOSS (EVEN IF SAVILLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS) INCLUDING, BUT NOT LIMITED, LOST BUSINESS REVENUE, LOSS OF PROFITS, LOSS OF DATA, FAILURE TO REALIZE EXPECTED PROFITS OR SAVINGS OR OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND OR ANY CLAIM AGAINST CUSTOMER BY ANY OTHER PERSON.

         (c) A party shall not be responsible or liable for any loss, damage or inconvenience suffered by the other party or by any third person, to the extent that such loss, damage or inconvenience is caused by the failure of the other party to comply with its obligations under this Agreement.

         7.5      Limitation Period

         Neither party may bring an action (other than by Saville to collect charges due hereunder) against the other party arising out of or related to the Services to be provided under this Agreement more than three (3) years after the cause of action has arisen.
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                                      -11-


8.       TERM AND TERMINATION

         8.1      Term

         The term of this Agreement will commence on the Effective Date and will continue for the term of Agreement set out on the first page hereof. The agreement will continue following the expiration of such time period until terminated by either party by giving the other no less than six (6) months prior written notice. However, regardless of the reason for any termination or expiration of this Agreement, Saville shall in good faith support the transition of Customer to a new service provider for not less than 12 months after such expiration or termination pursuant to Section 8.4 hereof, provided that Customer pays any applicable transaction fees during such period.

         8.2      Termination for Cause

         (a)      In the event either party:

                  (i) materially breaches any of its duties, obligations or responsibilities under this Agreement, unless (A) the breaching party cures such breach within thirty (30) days after written notice is given to such breaching party specifying the breach, or, (B) in the event such breach is not so cured, the breaching party has used best efforts (and no less thm industry standards) during such 30-day period and thereafter continues to use best efforts to cure such breach, or

                  (ii) repeatedly materially breaches any of its duties, obligations or responsibilities for payment under this Agreement and fails to cure and cease committing such repeated breaches within thirty (30) days after being given written notice specifying the breach, or

                  (iii) commits an Act of Insolvency (as defined below),

then the party not in breach or insolvent as the case may be, may, by promptly giving notice thereof to the other party, terminate this Agreement as of the date specified in such notice of termination. Saville shall have the right, at its sole option in lieu of giving notice to terminate this Agreement for cause under this Section, to delay or suspend its performance of the Services until such material breach by Customer is remedied.

         (b) For the purposes of this Section 8.2, a party shall be deemed to have committed an Act of Insolvency if (i) a receiver, trustee, administrator, or administrative receiver should be appointed for the party or its property,
(ii) the party makes an assignment for the benefit of creditors, (iii) any proceedings should be commenced. Against the party under any bankruptcy, insolvency, or debtor's relief law, and such proceedings shall not be vacated or set aside within thirty (30) days from the date of commencement thereof, or (iv) the party should be liquidated or dissolved.

         8.3      Termination to Enter a License Agreement

         (a) At any time on or before September 30, 2000, Customer may notify Saville that it wishes to obtain a license to use the Base Software in a billing system for the Future Network (the "Future Network System"). Upon such notification, Saville and Customer shall enter into a license agreement for the Base Software with terms and conditions mutually agreed upon by the parties, including (i) a license fee based on the total number of subscribers to be billed through the Future Network System, at Saville's then current published license fee for such number of subscribers, (ii) payment of such license fee by Customer at any time on or before September 30, 2000, (iii) a provision stating that the Future Network System may not be put into production prior to April 1, 2000 (although Customer may use it for testing, development and other pre-production functions prior to such date), and (iv) a provision stating that no subscriber on the Initial Network may be billed through the Future Network System prior to October 1, 2000. Any and all customization services necessary for the Future Network System shall be developed pursuant to mutually agreed upon statements of work as Future Software Developments under the Customization Services Agreement, provided that Saville shall provide Customer with a copy of the Software Developments and Future Software Developments developed for Customer under the Customization Services Agreement. Upon such notification, Saville and Customer shall also enter a maintenance and support agreement for the Base Software with terms and conditions mutually agreed upon by the parties, including a term of thirty six (36) months from a date no earlier than September 30, 2000, at fees equal to Saville's then current fees for providing maintenance, the fees for the first twelve (12) months of which shall be payable by Customer at any time on or before September 30, 2000. For the absence of doubt and provided that the license and maintenance agreements as described above are executed, (x) Customer shall not pay Service Bureau transaction fees hereunder for subscribers billed through the Future Network System and (y) Customer shall pay Service Bureau transaction fees (and no less than the monthly minimums set forth in Schedule D hereto) in respect of all subscribers and transactions on the Initial Network until September 30, 2000, at which time Customer may migrate all subscribers from the Initial Network to the Future Network System (provided any additional license fee owed in respect of such additional subscribers is paid), and, notwithstanding Section 8.1, terminate this Service Bureau Agreement.

         (b) Provided Customer has given no notice under Section 8.3(a) above, on or after October 1, 2000, notwithstanding Section 8.1, Customer may terminate this Agreement upon thirty (30) days prior written notice to Saville provided that Customer enters into (i) a license agreement for the Base Software with terms and conditions mutually agreed upon by the parties, including a license fee based on the total number of subscribers to be billed through the Base Software, at Saville's then current published license fee for such number of subscribers, and (ii) a maintenance and support agreement for the Base Software with terms and conditions mutually agreed upon by the parties, including a term of thirty six (36) months from the date of the license agreement and fees equal to Saville's then current fees for providing maintenance. Upon notification by Customer pursuant to this Section 8.3, Saville shall, as soon as practicable, produce a statement of work setting forth the steps required to convert the existing service bureau to a Base Software license with all work to be done relating to such conversion considered Future Software Developments under the Customization Services Agreement. During this conversion period, Customer may bill end user customers both on the service bureau provided hereunder and under the license of the Base Software described above, provided that

     Customer pay the applicable service bureau transaction fees provided hereunder during such conversion period and Customer pays the applicable license fee within thirty days of the execution of the license agreement described above.

         (c) Upon execution of a license agreement pursuant to Sections 8.3(a) or 8.3(b) above, Saville will designate Customer as a Preferred Beneficiary under its Master Preferred Software Escrow Agreement with DSI Technology Escrow Services.

         8.4      Termination Assistance

         (a) It is the intent of the parties that at the expiration or termination of this Agreement, regardless of the reason, Saville shall cooperate with Customer and provide Customer with assistance in moving to a substitute provider to have its message processing performed with minimal disruption. Therefore, upon any notice of termination or expiration, Saville will, to the extent possible, upon written request by Customer, provide Customer promptly (and in any event within fourteen (14) days) with a copy of the most recent Customer Data in its possession in a non-proprietary format agreed to by Saville and Customer or the new service provider, and provide such other services as may be mutually agreed to by the parties (the "Transitional Services"). Saville shall also inform Customer of the format or organization of the transferred Customer Data, and no such information shall be considered confidential.

         (b) If any Transitional Services require the utilization of additional resources or cause Saville to incur expenses that Saville would not otherwise use or incur, as the case may be, in the performance of this Agreement, Customer will pay Saville for such usage at the then prevailing Saville Consulting Rates and reimburse Saville for the expenses incurred. All Transitional Services shall be provided in accordance with a statement of work to be agreed upon by the parties in accordance with the Customization Services Agreement.

9.       GENERAL

         9.1      Headings

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this
Agreement", "hereof," "hereunder" and similar expressions in this Agreement refer to this Agreement and not to any particular Article, Section or other portion and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

         9.2      Extended Meanings

         In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms provision and provisions in this Agreement refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

         9.3      Notices

         All notices shall be in writing and shall be sent by personal delivery, by a reputable nationwide overnight courier service prepaid, or by facsimile with confirmed answerback. Notices shall be sent to the respective addresses set forth above, attention President, with a copy to General Counsel. Notices shall be deemed received and effective upon delivery in the case of personal delivery, on receipt in the case of facsimile, and one day after it is sent via overnight courier. No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown above.

         9.4      Accounting Terms

         All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles.

         9.5      Currency

         All references to currency herein are deemed to mean lawful money of United States unless expressed to be in some other currency.

         9.6      Force Majeure

         To the extent the performance of this Agreement, or any obligations hereunder (except the making of payments hereunder) is prevented, restricted, or interfered with by reason of fire, flood, earthquake, explosion or other casualty or accident or act of God; strikes or labor disputes; inability to procure or obtain delivery of parts, supplies, power, Equipment or Software from suppliers, war or other violence; any law, order proclamation, regulation, ordinance, demand or requirement of any governmental authority; or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder with dispatch whenever such causes are removed; and provided further that, in the event such cause is not removed within a period of two (2) weeks, the other party may terminate this Agreement for cause. Customer and Saville shall make best efforts to comply with the disaster recovery program to be agreed prior to excusing performance under this Section 9.6.

         9.7      Severability

         If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void and does not relate to the payments to be made to Saville. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

         9.8      Insurance and Risk of Loss

         When this Agreement requires performance by Saville's or Customer's employees on the other party's premises, the performing party shall carry and maintain worker's compensation and employer's liability insurance covering its employees engaged in such performance. Each party shall bear the risk of loss or damage to Equipment and Software of the other while in the care, possession or control of such party and shall carry insurance against such loss. Each party shall also carry insurance which is required against losses or damages caused by the performing party's negligence.

         9.9      Assignment

         Neither party may, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed, assign or transfer this Agreement, or any of its rights or obligations under this Agreement to any third person (in this Section, an "Assignee") except to an affiliate wholly owned by, or that wholly owns, or that is under common control with, such party, or as part of the sale, merger, or other transaction involving all or substantially all of the assets of the party, provided that the Assignee undertakes to the party not making the assignment to fully perform and be bound by the provisions of this Agreement. Saville may delegate to affiliates of Saville and to agents, suppliers and contractors of Saville any of the obligations herein imposed upon Saville and Saville may disclose to any such persons any information required by them to perform the duties so delegated to them, but such delegation shall not relieve Saville of its performance obligations hereunder.

         9.10     Waiver

         No modification, addition to or waiver of any rights, obligations or defaults shall be effective unless in writing and signed by the party against whom the same is sought to be enforced. One or more waivers of any right, obligation or default shall not be construed as a waiver of any subsequent right, obligation or default. No delay or failure of Saville in exercising any right hereunder and no partial or single exercise thereof shall be deemed of itself to constitute a waiver of such right or any other rights hereunder.

         9.11     Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws principles.

         9.12     Dispute Resolution

         (a) All controversies or claims arising out of or relating to this Agreement or breach thereof, including any billing dispute (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section.

         (b) Initially the Dispute shall be referred to the Customer's Vice President familiar with the Services pursuant to this Agreement and a Saville Vice President to resolve the Dispute.

         (c) In the event that one of the individuals specified above is unavailable, the Dispute shall be referred to that individual's immediate superior or designee.

         (d) If the Dispute cannot be resolved by such individuals within thirty
(30) days, it shall be finally settled by expedited arbitration by one arbitrator chosen-by the American Arbitration Association and in accordance with the commercial arbitration rules of the American Arbitration Association, and judgments upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereover. The arbitrator shall be ethically neutral and agree to be bound by the American Bar Association's rules of ethics in this regard. Both parties shall bear equally the cost of the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). The place of arbitration shall be Albany, New York and the language of arbitration will be English.

         9.13     Survival

         Articles 3, 4, 5, 7, 8 and Sections 2.9,  9.11,  9.12,  9.13,  and 9.15
shall survive the expiration or termination of this Agreement.

         9.14     Independent Contractor

         Saville employees shall be deemed not to be at any time employees or servants of Customer. Saville is and shall remain an independent contractor for all purposes. Unless otherwise agreed to, Saville does not undertake to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations.

         9.15     Solicitation of Employees

         In the event that either party directly or indirectly hires, whether as an employee, independent contractor, or in any other capacity, any person who was, within six months prior to the hiring, an employee of the other party or any of its subsidiaries, such party agrees to pay the other party a finder's fee equal to 26 times that employee's bi-weekly gross compensation at the time he or she left the employment of the other party or its subsidiary. This provision shall apply only to those employees who either worked on Customer's account in some capacity or worked with software or applications which were in some fashion generally similar to any offered or provided to Customer.

         9.16     Further Assurances

         Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

         9.17     Incorporation of Schedules

         Schedules A, B, C, D and E annexed hereto are incorporated in this Agreement and are deemed to be a part hereof and any references to this Agreement shall mean this Agreement and include Schedules A, B, C, D and E.

         9.18     English Language

         The parties have requested that this Agreement and all communications and documents relating hereto be expressed in the English language.

         9.19     No Relationship

         Nothing in this Agreement shall be construed to constitute or create a joint venture, partnership, or formal business organization of any kind and the rights and obligations of each party shall be only those expressly set forth herein. Neither party shall have authority to bind the other, and neither party assumes any liabilities of the other party.

         9.20     Entire Agreement

         This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no provisions, representations, undertakings, agreements, or collateral agreements between the parties other than as set out herein and the parties agree that no obligations or duties not set out expressly herein shall be imposed upon the parties or implied by law. Unless otherwise agreed to in writing by the parties, Customer's orders for Services shall be governed by the terms of this Agreement and nothing contained in any purchase order shall in any way modify, vary, change or add any term or condition hereto.

         9.21     Publicly

         All media releases, public announcements and public disclosures by the parties or their employees or agents relating to this Agreement or its subject matter, including without limitation widely disbursed promotional or marketing material, but not including any announcements intended solely for the internal distribution of either party, or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of either party, shall be sent in advance to the other party at least five (5) days before it is released. Any further publicity of substantially the same import need not be sent in advance to the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of September 30, 1998.

CHOICE ONE COMMUNICATIONS INC.                    SAVILLE SYSTEMS INC.


By:  /s/ Kevin S. Dickens                         By:  /s/ John J. Kiley

Name:    Kevin S. Dickens                         Name:    John J. Kiley

Title:   Senior Vice President                    Title:   Senior Vice President

                                   Schedule A

                              SERVICES DESCRIPTION

         Within the scope of this Agreement and the Specifications, Saville shall provide to Customer the following Services:

Processing Services
Support Services
Technical Support Services

1.       Processing Services

         Processing Services consists of the following:

         (a)      Data Center Facilities

         Saville will provide the Data Center and the Host System used for the message processing described below during the Hours of Service in accordance with the Service Levels. Customer acknowledges that Saville makes no commitments to any Service Levels outside of the Hours of Service, when Data Center and Host System availability will be degraded due to backups and other maintenance tasks. The Data Center will be located in Toronto, Ontario, or such other location as Saville shall operate to provide Services to Customer hereunder. Saville shall provide at least thirty (30) days prior written notice of the movement of the Data Center.

         (b)      Message Processing

         Saville shall process Message and Customer Data provided by Customer using the Host System and the Base Software to meet the call processing, call rating, billing, customer interface, and audit and control requirements as agreed between the parties.

         (c)      Tape and Tape Librarian Operations

         Saville will retrieve, mount and refile tape library volumes. All deliveries coming into and leaving the Data Center are logged and will have proper paperwork attached to facilitate correct delivery and to permit prompt tracing.

         (d)      Back-up of Data

         Saville shall provide backup and recovery of Customer Data as directed by Customer to protect against damage or loss of integrity to Customer Data. Saville will ship tapes to offsite storage as per Customer's defined procedures. This is limited to one (1) courier run per day, five (5) days per week. Customer is responsible for all other tape shipments to and from the Data Center and related costs.

         (e)      Output Production

         Output production consists of the output production services as agreed between the parties. Saville shall not provide any pre-printed form stock, except as may be otherwise provided herein, or be responsible for any transportation, courier or mail charges associated with the distribution of this output. Customer is responsible for all report shipments to and from the Data Center and related costs. Print jobs will be set up, scheduled and processed according to Customer's specifications.

         (f)      Service Outages and Changes

         Saville shall schedule and perform planned service outages outside Hours of Service. Saville shall provide reasonable advance notice to Customer of planned service outages.

2.       Support Services

         Support Services, which shall be provided in accordance with mutually agreed upon Service Levels, consist of the following:

         (a)      Software Training

         Saville will provide user application training for the Base Software. Such training will consist of Saville providing employees of Customer with up to an aggregate of three (3) man-weeks of training at location(s) to be mutually agreed upon.

         (b)      Telephone Message Desk

         From 2:00 a.m. to 7:00 p.m. Eastern Standard Time or Eastern Daylight Time, as applicable, during Business Days, Saville will provide a telephone message desk for Customer to report problems and answer "how-to" questions, to the extent possible. The service will determine the nature of the problem and handle the problem if possible, or direct the problem to appropriate personnel who will attempt to handle the problem.

         Outside the hours set forth in the immediately preceding paragraph, Saville will make available a paging mechanism to report Critical Operation Problems. The person so paged will determine the nature of the problem and handle the problem if possible, or direct the problem to appropriate personnel who will attempt to handle the problem.

         If the problem reported by Customer is determined by Saville to have been caused by Customer or a third party, Saville will inform Customer of such fact and may charge Customer for such investigation, in accordance with the Saville Consulting Rates then in effect for such investigation. Customer may request that Saville make reasonable efforts to resolve such problem at such Consulting Rates.

3.       Technical Services

         Saville will answer how-to question as set forth above and will provide technical services requested by Customer on a mutually agreed upon basis in accordance with the Customization. Services Agreement.

                                   Schedule B

                                 SERVICE LEVELS

         Subject to the provisions of this Agreement, Saville shall use reasonable best efforts to meet or exceed the following Service Level target:
Host System Availability of 99.5.% during the Hours of Service. In addition, during the period of the Specification Study provided under the Customization Agreement Customer and Saville shall agree upon additional Service Levels, in accordance with which Saville shall provide the Services during the Hours of Service.

         For the purposes of this Schedule B, "Host System Availability" means the number of hours during Hours of Service in any calendar quarter that the Host System is scheduled to be available to perform Processing Services less the amount of time in the calendar quarter the Host System cannot be so used due to hardware failure of the AS/400 or Programming Errors, divided by the number of hours during Hours of Service in the calendar quarter that the Host System is scheduled to be available to perform Processing Services, expressed as a percentage.

                                   Schedule C

                        Customization Services Agreement
                              Terms and Conditions

CHOICE ONE COMMUNICATIONS INC.
333 West Commercial Street
Suite 2500
East Rochester, NY 14445

Thank you for choosing SAVELLE SYSTEMS INC. ("Saville") to provide you ("Customer") with customization services (the "Project"). The terms appearing below and on the attached appendices (Appendices 1 and 2), which are incorporated by this reference, form our Agreement for developing software and documentation. Please read carefully, and sign this Agreement in duplicate. Both copies (including Appendices) should be returned to Saville for written acceptance. Once accepted, Saville will sign both copies and then return one of those copies to you.

Saville and Customer have also entered into a Service Bureau Agreement commencing on September 30, 1998 (the "Service Bureau Agreement").

1.       DEFINITIONS

When used in this Agreement, the following terms shall have the meaning specified below:

1.1 "Base Software" means the Base Software, as that term is defined in the Service Bureau Agreement.

1.2      "Billing System" means the Base Software and the Software Developments.

1.3 "Documentation" means any printed material in the English language related to the Software Developments provided by Saville for use in connection with the Billing System.

1.4 "Future Software Developments" means any future developments to the Billing System specifically requested by Customer in accordance with
         Section 2.2 hereof.

1.5 "Intellectual Property" means all intellectual and industrial property, including copyright, trademarks, patents, industrial designs, mask works and integrated circuit topographies, created, developed or reduced by practice by a party under this Agreement.

1.6 "Project Plan" means the timetable for accomplishing the Project, as set out in the Statement of Work.

1.7      "Software Developments" means the enhancements and developments made by
         Saville  in  order  to  adapt  the  Base   Software  to  the   specific
         requirements of Customer, all as listed in the Statement of Work.

1.8 "Statement of Work" means the initial statement of work to be completed and mutually agreed upon by Saville and Customer pursuant to Appendix 1 hereto.

1.9 "Technical Specifications" means the detailed design specifications for the Software Developments as listed in the Statement of Work, as well as the detailed description of the other services to be provided by Saville under this Agreement.

2.       SOFTWARE DEVELOPMENTS

2.1      Initial Implementation

(a) After acceptance of the Statement of Work by Customer, this Agreement and the Statement of Work shall supersede all other definitions or descriptions of the Software Developments, both written or oral, whether made by Customer or Saville.

(b) Based on the Technical Specifications, Saville shall develop the Software Developments. These will be done at Saville's premises and at Customer's premises as required.

(c) Each party shall appoint a primary contact and a secondary contact who shall be the contact point for every issue concerning the Project and who shall be informed of the progress of the Project. The names of the contacts will be exchanged in writing by the parties. Using the contacts, the parties shall report to each other as mutually agreed upon as to the progress being made by each of them in relation to their various responsibilities set out in the Project Plan, any delays being encountered and the actions being taken to recover from such delays.

(d) Any additions, modifications or changes to the Technical Specifications contained in the Statement of Work shall be deemed Future Software Developments and covered under Section 2.2 below.

2.2.     Future Software Developments.

(a) Customer may in the future determine that Future Software Developments should be made to the Billing System. Customer will initiate Future Software Developments by delivering a draft set of user requirements to Saville detailing the general functionality required of the Future Software Developments and any other general requirements to be met.

(b) Saville shall respond within a reasonable timeframe (but not more than thirty (30) days) to user requirements received by it under Section 2.2(a) above by providing Customer with a written best estimate of the days of effort required to carry out the Future Software Developments, together with any general comments on the user requirements that may be appropriate. The days of effort estimate shall be inclusive of the time required to produce Documentation as required under this Agreement, project management, consultancy work and all Saville internal testing.

(c) Upon receipt of Saville's estimate under Section 2.2(b) above, Customer will review the user requirements for the Future Software Developments and shall make any changes that it deems necessary. Customer will then prepare a detailed functional specification and a project timetable specifying dates for completion of the relevant phases of the Future Software Developments based on Saville's days of effort estimate. Customer, may, at its discretion, request Saville to complete the project timetable on its behalf based on Customer's delivery requirements.

(d) Upon receipt of the functional specification for the Future Software Developments (as prepared under Section 2.2(c) above) and upon completion of the project timetable, Saville shall review its days of effort estimate and shall advise Customer of the extent to which it can comply with the functional specification and the project timetable. The parties shall then agree upon any changes to the functional specification or to the project timetable which may be necessary to enable Saville to complete the Future Software Developments in accordance with both of those documents.

(e) Upon completion and written agreement by the parties of the documentation referred to in Section 2.2(d) above in the form of a statement of work Saville shall carry out and implement the Future
         Software Developments in accordance with the agreed functional specification and project timetable all as set forth in such statement of work.

(f) The work carried out by Saville to produce a statement of work for Future Software Developments will be charged to Customer on a time and material basis at an hourly rate equal to Saville's then-current rate for producing such statements of work.

3.       DEVELOPMENTS AND TESTING EQUIPMENT - SPACE

Customer agrees to provide facilities for Saville, the equipment, Billing System and the Future Software Developments, at no charge, and Customer will ensure that Saville has sufficient access to such equipment, Billing System and Future Software Developments, so long as the security requirements of Customer are met. Each party will also provide reasonable work space on the other party's premises for its employees who require work space to furnish the services to be provided by Saville under this Agreement.

4.       CUSTOMER ASSISTANCE

Customer shall assist Saville in the performance of its services under this Agreement by making available all equipment, software, documentation, information and personnel reasonably required for the execution of this Agreement on a timely basis after Saville has provided Customer with any such requirement. Customer shall also ensure that those of its personnel who are assigned to assist Saville are familiar with Customer's requirements and have the expertise and capabilities necessary to permit Saville to undertake and complete the services under this Agreement.

 5.      OWNERSHIP OF SOFTWARE DEVELOPMENTS AND FUTURE SOFTWARE DEVELOPMENTS

5.1 Upon payment of the a-mounts specified in Section 7, the Software Developments and all Intellectual Property related to them and, in accordance with Section 2 of this Agreement, the Future Software Developments and all Intellectual Property related to them, shall be jointly owned by Customer and Saville, i.e., each party shall grant the other a royalty-free, perpetual license to use, modify and create derivative works of all of the foregoing.

5.2 This ownership and grant of license by each party shall imply that each party will be entitled to exercise all Intellectual Property rights on these Software Developments and Future Software Developments (including without limitation the rights to disclose, use, sell, license, and adapt) without any interference of the other party or any duty to account to the other party, except that Customer shall not license any third party to use any of the Software Developments, the Future Software Developments or the Intellectual Property rights related to them.

6.   DELIVERY SCHEDULE
     -----------------

6.1 Any Software Development or Future Software Development shall be tested and implemented according to the time schedule provided in the applicable statement of work, with the understanding that if any of the time-frames in such statement of work are delayed, the other time-frames will be postponed by an equal number of days.

6.2 On the date of the delivery of the Software Developments and on the date of delivery of any Future Software Developments, Customer will initiate user acceptance testing. If Customer is satisfied with the results of the Billing System on the date which is fifteen (15) business days after such delivery, a statement of provisional receipt will be drawn up and signed by Customer and delivered to Saville. In any event, Customer will certify full acceptance of the Billing System no later than thirty (30) business days after delivery of the Billing System or the Future Software Development, as the case may be, for user acceptance testing.

7.   PRICES, PAYMENT AND PENALTIES
     -----------------------------

7.1  Fee for Software Developments
     -----------------------------

Work to be performed by Saville on Software Developments pursuant to the Statement of Work shall be charged to Customer based on Saville's then-current hourly rates, plus reimbursement for materials and other related expenses reasonably incurred by Saville in performing such work. Saville's current hourly rates rates are set forth in Appendix 2 attached hereto.

7.2  Fee for Future Software Developments
     ------------------------------------

Work to be performed by Saville on Future Software Developments shall be charged to Customer based on Saville's then-current hourly rates, plus reimbursement for materials and other related expenses incurred by Saville in performing such work.

7.3  Expenes
     -------

(a) Customer agrees to reimburse Saville for the cost of travel, at coach class or equivalent rate, and time involved in necessary visits to carry out and/or to install the Software Developments and Future Software Developments, subject to a maximum limit eight (8) hours for travel to and from Saville to Customer. Travel time charges will be paid at Saville's then-current hourly rate for travel related to customization services for its other customers.

(b) All reasonable accommodation and subsistence expenses incurred by Saville will also be reimbursed by Customer. Such expenses must be expressly requested by Customer in relation to the Project and for the services provided by Saville.

(c) All telecommunication expenses incurred by Saville in relation to the Project and for services provided by Saville will also be reimbursed by Customer upon presentation by Saville of sufficient written proof of reasonable expenses incurred.

(d) These expenses, except telecommunication expenses, must receive Customer's prior written authorization and will be reimbursed upon receipt of an invoice with the related vouchers.

7.4      Taxes

Prices in this Agreement are exclusive of all taxes and Customer shall pay any sales, use, goods and services, personal property, consumption, value-added or other tax and any duties or tariffs that may be assessed whether based upon the delivery, possession, sale or use of these customization services or otherwise, except for tax based on the net or gross income of Saville.

7.5  Invoicing and Payment Terms

(a) Any payments due Saville from Customer will be invoiced and wil be due and payable thirty (30) days after Customer's receipt of such invoice, which may be sent by facsimile and deemed received with confirmed answerback. If payment is delayed by Customer, other than in accordance with Section 7.5(b) below, Saville shall be entitled to charge interest at a rate equal to the lesser of: (i) eighteen (18%) per annum; or (ii) the maximum lawful interest rate under applicable law. Each such invoice delivered to Customer will provide details of the charges to Customer, including Agreement reference numbers, applicable rates and hours of Saville personnel providing services to Customer and will be supported by proper invoices and vouchers in respect of all expenses for which reimbursement is claimed.

(b) All payments under this Agreement shall be made in U.S. Dollars, and Customer shall have the right to withhold payments for any amounts under dispute by Customer, but shall pay any other amounts invoiced that are not in dispute. If such dispute is resolved in favor of Saville, Customer shall pay interest on such disputed amount from the date it originally became due until the date it is paid to Saville at a rate equal to the lesser of: (i) eighteen percent (18%) per annum; or (ii) the maximum lawful interest rate under applicable law.

8.   DURATION AND TERMINATION

8.1 This Agreement may be terminated forthwith by either party on written notice if the other party is in significant breach of its obligations and fails to remedy the breach within thirty (30) days of receipt of notice in writing thereof. In the event that the terminating party can demonstrate that such breach has involved it in additional costs, then it shall have the right to recover such costs from the breaching party.

8.2 Either party may terminate this Agreement forthwith on written notice if the other party shall become insolvent or bankrupt or make an arrangement with its creditors or go into liquidation.

8.3 Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Statement of Work be terminated once it has been accepted pursuant to Section 2.1(a).

8.4 Upon termination of this Agreement, however occasioned, Saville shall forthwith deliver to Customer (without retaining copies of the same) all correspondence, drawings, specifications, accounts documents and papers of any description relating to affairs and business of Customer (or any subsidiary or associated company) whether or not the same were prepared by Saville, were supplied by Customer (or any subsidiary or associated company), and all other property of Customer or any subsidiary or associated company (other than property jointly owned of Saville or Customer) within its possession or under its control.

8.5 Termination of this Agreement shall not prejudice any rights of either party which have arisen on or before the date of termination and shall not prejudice the Service Bureau Agreement or any rights of either party thereunder.

9.       WARRANTY

9.1 Saville warrants and represents to Customer that it has full right and authority to enter into this Agreement.

9.2 Saville warrants that the Software Developments and the Future Software Developments will perform the facilities and functions set out in their respective statements of work (including all technical, functional and other specifications contained therein) as of the date of acceptance, and shall continue to provide such facilities and functions and shall be free from programming errors for a period of ninety (90) days from the, date of acceptance (the "Warranty Period"). Notwithstanding anything contained in this Agreement to the contrary, Saville shall not be liable for any correction of programming errors or non-conformity of the Billing System and/or the Future Software Developments to the extent required because of:

(a) any changes made to the Billing System and/or the Future Software Developments which were not authorized by Saville nor carried out under the supervision and control of Saville; or

(b) any computer program created by Customer or any third party retained by Customer, which computer program adversely affects the performance of the Billing System and/or the Future Software Developments; or

(c) accident, neglect, misuse of the Billing System and/or the Future Software Developments by Customer.

During the Warranty Period, Saville shall, at its own cost, immediately correct and remedy any reported, reproducible programming errors, bugs or any other problems because of which the Billing System and/or any Future Software Developments do not conform to the applicable statement of work ("Problems") notified to it by Customer and shall carry out modification to and/or correctionof the Billing System and/or any Future Software Developments, such that these will be able to provide the facilities and functions set out in the applicable statement of work. If Saville is unable, after using commercially reasonable efforts, to correct any Problem with a Software Development or Future Software Development under this warranty, Customer's sole remedy shall be the refund of an amount not to exceed the actual payments received by Saville for the hourly fees relating to such non-conforming Software Development or Future Software Development. This shall constitute Customer's exclusive remedy for any such Problem. Notification by Customer under the terms of this Section shall include a listing of output and such data as Saville may reasonably require in order to reproduce the operating conditions in which the Problem, the programming error or non-conformity was discovered. All work carried out by Saville under this warranty will be chargeable to Customer at Saville's then-current hourly rate if it is found that no Problem or programming error exists.

9.3 Saville warrants that the Software Developments and Future Software Developments developed under this Agreement will be designed to be used prior to, during, and after the calendar year 2000 A.D., and without human intervention will correctly recognize, calculate, process, sequence, store and transmit Date Data without error or interruption, including leap years, and including errors or interruptions from functions which may involve Date Data from more than one century. The term "Date Data" shall mean any data or input which includes an indication of or reference to date and that is stored information and internal to functionality. Date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence and when the date is used as a key, records will be read and written in accurate sequence. As used in the previous sentence, accurate sequence means, by way of example, that records will be read, written, and sorted in ascending order so that the year 1999 is before the year 2000. The Software Developments and Future Software Developments will calculate, process, and display leap year information according to the following algorithm: (i) a leap year will have twenty-nine (29) days in the month of February; and (ii) a leap year occurs in all years divisible by 400 and all years evenly divisible by 4 and not evenly divisible by 100. Saville, however, makes no representation or warranty nor takes any responsibility for errors or omissions caused by third party systems, devices, interfaces or software, or for errors or omissions caused by functional or technical requirements specified by Customer.

9.4 Saville warrants that to the best of its knowledge, at the time of delivery, no portion of the Software Developments or Future Software Developments as delivered shall contain any software "Virus" as defined herein. For the purposes of this Agreement, "Virus" shall mean a set of computer instructions which are self-replicating or self-propagating and are designed to contaminate the Software Developments or Future Software Developments, consume computer resources, or modify, destroy, record or transmit data or programming without the intent or permission of the user. Saville further warrants that prior to the delivery of any Software Product to Customer, Saville will use reasonable commercial efforts to detect and screen out any virus through the use of the current version of one or more commercially available virus detection programs. Saville warrants that to the best of its knowledge, at the time of delivery, no portion of the Software Developments or Future Software Developments as
delivered shall contain any "Disabling Device," as defined herein. For the purposes of this Agreement, "Disabling Device" shall mean any software routines or hardware components designed by Saville to permit unauthorized access to, or to disable or erase software, hardware or data, or to perform any other such actions which will have the effect of purposefully materially impeding the normal and expected operation of the Software Developments or Future Software Developments.

9.5 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

10.      LIABILITY

10.1 Saville is liable for the Software Developments and the Future Software Developments performed under this Agreement. HOWEVER, EXCEPT FOR INDEMNIFICATION PROVIDED UNDER SECTION 11 HEREOF, IN ANY CASE SAVILLE'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT WITH RESPECT TO A SOFTWARE DEVELOPMENT OR A FUTURE SOFTWARE DEVELOPMENT SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF HOURLY FEES (EXCLUDING REIMBURSED EXPENSES) PAID TO SAVILLE FOR SUCH SOFTWARE DEVELOPMENT OR FUTURE SOFTWARE DEVELOPMENT, AS THE CASE MAY BE, IN ACCORDANCE WITH THIS AGREEMENT.

10.2 In no event shall Saville be liable for indirect damages (even if Saville have been advised of the possibility of such loss) including, but not limited to, lost business revenue, lost data, failure to realize expected profits or savings or other commercial or economic loss of any kind.

11.      INDEMNIFICATION

Saville or Customer, as the case may be ("Indemnitor"), will defend and indemnify the other ("Indemnitee") against any claim or suit against the Indemnitee based on the alleged violation of a copyright trademark, trade secret or other proprietary right enforceable within the United States or Canada through Indemnitee's use in Indemnitee's own internal operations or research and development program or through Indemnitee's use in the Billing System, of a portion of a Software Development or Future Software Development, the
responsibility for which was that of the Indemnitor, and will pay all costs, settlements, or judgments finally awarded, and any reasonable costs or expenses incurred by Indemnitee prior to any prompt and timely written notice of such claim as provided below (including, but not limited to reasonable attorneys' fees, whether required as a result of a third party claim or a claim to enforce this provision) provided that (i) Indemnitor has the right to control the defense of the litigation, (ii) Indemnitee takes such actions as Indemnitor may reasonably request to assist in such defense, at Indemnitor's expense, and (iii) Indemnitee gives Indemnitor prompt notice of any such claim. Indemnitee may have its own counsel participate in, but not control, the defense of any such matter, provided that the cost of such counsel shall be borne exclusively by Indemnitee. Indemnitor will have no obligation to defend and indemnify Indemnitee hereunder to the extent that any such claim is based upon modifications to such Software Development or Future Software Development made by a party other than the Indemnitor or such Software Development or Future Software Development is used in a way or in combination with software for which it was not designed.

12.      GENERAL

12.1     Confidentiality

Section 5 (confidentiality) of the Service Bureau Agreement shall also apply to this Agreement.

12.2     Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof," "hereunder" and similar expressions in this Agreement refer to this Agreement and not to any particular Article, Section or other portion and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

12.3     Extended Meaning

In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms provision and provisions in this Agreement refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

12.4     Notices

All notices shall be in writing and shall be sent by personal delivery, by a reputable nationwide overnight courier service prepaid, or by facsimile with confirmed answerback. Notices shall be sent to Customer at the address set forth above, attention President, with a copy to General Counsel. Notices shall be sent to Saville at 1 Van de Graaff Drive, Burlington, Massachusetts 01803, attention President, with a copy to General Counsel. Notices shall be effective upon delivery in the case of personal delivery, on receipt in the case of facsimile, and one day after it is sent via overnight courier. No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown above.

12.5     Accounting Terms

All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles.

12.6     Currency

All references to currency herein are deemed to mean lawful money of United States unless expressed to be in some other currency.

12.7     Force Majeure

To the extent the performance of this Agreement or any obligations hereunder (except the making of payments hereunder) is prevented, restricted, or interfered with by reason of. fire, flood, earthquake, explosion or other casualty or accident or act of God; strikes or labor disputes; inability to procure or obtain delivery of parts, supplies, power, Equipment or Software from suppliers, war or other violence; any law, order proclamation, regulation, ordinance, demand or requirement of any governmental authority; or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder with dispatch whenever such causes are removed, and provided further that, in the event such cause is not removed within a period of two (2) weeks, the other party may terminate this Agreement for cause.

12.8     Severability

If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void and does not relate to the payments to be made to Saville. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

12.9     Assignment

Neither party may, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed, assign or transfer this Agreement, or any of its rights or obligations under this Agreement to any third person (in this Section, an "Assignee") except to an affiliate wholly owned by, or that wholly owns, or that is under common control with, such party, or as part of the sale, merger or other transaction involving all or substantially all of the assets of the party, provided that the Assignee undertakes to the party not making the assignment to fully perform and be bound by the provisions of this Agreement. Saville may delegate to affiliates of Saville and to agents, suppliers and contractors of Saville any of the obligations herein imposed upon Saville and Saville may disclose to any such persons any information required by them to perform the duties so delegated to them, but such delegation shall not relieve Saville of its performance obligations hereunder.

12.10    Waiver

No modification, addition to or waiver of any rights, obligations or defaults shall be effective unless in writing and signed by the party against whom the same is sought to be enforced. One or more waivers of any right, obligation or default shall not be construed as a waiver of any subsequent right, obligation or default. No delay or failure of Saville in exercising any right hereunder and no partial or single exercise thereof shall be deemed of itself to constitute a waiver of such right or any other rights hereunder.

12.11    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws principles.

12.12    Dispute Resolution

(a)      All  controversies  or  claims  arising  out  of or  relating  to  this
         Agreement or breach thereof, including any billing dispute (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section.

(b) Initially the Dispute shall be referred to the Customer's Vice President familiar with the Services pursuant to this Agreement and a Saville Vice President to resolve tile Dispute.

(c)      In  the  event  that  one  of  the   individuals   specified  above  is
         unavailable, the Dispute shall be referred to that individual's immediate superior or designee.

(d) If the Dispute cannot be resolved by such individuals within thirty (30) days, it shall be finally settled by expedited arbitration by one arbitrator chosen by the American Arbitration Association and in accordance with the commercial arbitration rules of the American Arbitration Association, and judgments upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereover. The arbitrator shall be ethically neutral and agree to be bound by the American Bar Association's rules of ethics in this regard. Both parties shall bear equally the cost of the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). The place of arbitration shall be Albany, New York and the language of arbitration will be English.

12.13    Independent Contractor

Saville employees shall be deemed not to be at any time employees or servants of Customer. Saville is and shall remain an independent contractor for all purposes. Unless otherwise agreed to, Saville does not undertake to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations.

12.14    Solicitation of Employees

In the event that either party directly or indirectly hires, whether as an employee, independent contractor, or in any other capacity, any person who was, within six months prior to the hiring, an employee of the other party or any of its subsidiaries, such party agrees to pay the other party a finder's fee equal to 26 times that employee's bi-weekly gross compensation at the time he or she left the employment of the other party or its subsidiary. This provision shall apply only to those employees who either worked for the other party or its subsidiary on the Project in some capacity or worked with software or applications which were in some fashion generally similar to any offered or provided to Customer.

12.15    Further Assurances

Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

12.16    English Language

The parties have requested that this Agreement and all communications and documents relating hereto be expressed in the English language.

12.17    No Relationship

Nothing in this Agreement shall be construed to constitute or create a joint venture, partnership, or formal business organization of any kind and the rights and obligations of each party shall be only those expressly set forth herein. Neither party shall have authority to bind the other, and neither party assumes any liabilities of the other party.

12.18    Entire Agreement

This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no provisions, representations, undertakings, agreements, or collateral agreements between the parties other than as set out herein and the parties agree that no obligations or duties not set out expressly herein shall be imposed upon the parties or implied by law. Unless otherwise agreed to in writing by the parties, Customer's orders for Services shall be governed by the terms of this Agreement and nothing contained in any purchase order shall in any way modify, vary, change or add any term or condition hereto.

IN WITNESS WHEREOF, Customer and Saville have executed this Agreement under seal.

CHOICE ONE COMMUNICATIONS INC.                 SAVILLE SYSTEMS INC.


By:  /s/ Kevin S. Dickens                      By:  /s/ John J. Kiley

Name:    Kevin S. Dickens                      Name:    John J. Kiley

Title:   Senior Vice President                 Title:   Senior Vice President

Date:    September 30, 1998                    Date:    September 30, 1998